Exhibit 10.15

WYNDHAM HOTELS & RESORTS, INC.

2018 EQUITY AND INCENTIVE PLAN

AWARD AGREEMENT — PERFORMANCE-VESTED

RESTRICTED STOCK UNITS

This Award Agreement (this “Agreement”), dated as of [            ], 201[  ], is by and between Wyndham Hotels & Resorts, Inc., a Delaware corporation (the “Company”), and you (the “Grantee”), pursuant to the terms and conditions of the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan (the “Plan”).

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.                                      The Plan.  The PVRSU Award (as defined below) granted to the Grantee hereunder is made pursuant to the Plan.  A copy of the Plan and a prospectus for the Plan are available at the Grantee’s portal page on Benefits Online available at www.benefits.ml.com (the “Portal Page”), and the terms of the Plan are hereby incorporated in this Agreement as fully as though actually set forth herein. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.                                      PVRSU Award.  Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the performance-vested restricted stock units (the “PVRSUs”) described on the Portal Page (the “PVRSU Award”) to the Grantee.  Upon the vesting of the PVRSU Award, as described in Paragraph 3 below, the Company shall deliver, no later than March 15 of the calendar year following the calendar year in which all or portion of the PVRSU Award vests, for each PVRSU that vests, one share of Stock, subject to Paragraph 6 below.

3.                                      Vesting.  Subject to the achievement of the performance goals set forth on the Portal Page, the PVRSU Award (or portion thereof, as determined in accordance with the special terms and conditions set forth on the Portal Page) shall vest on [            ] or, if later, the date of certification by the Committee of the level of performance achieved as measured against the pre-established performance tiers set forth on the Portal Page; provided the Grantee remains continuously employed with the Company or one of its Subsidiaries through the applicable vesting date.

4.                                      Termination of Employment.  Notwithstanding any other provision of the Plan to the contrary, and, if applicable, subject to the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, upon the termination of the Grantee’s employment with the Company and its Subsidiaries for any reason whatsoever (other than the Grantee’s death or Disability), the PVRSU Award, to the extent not yet vested, shall immediately and automatically terminate.

5.                                      No Rights to Continued Employment.   Neither this Agreement nor the PVRSU Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such employment.  Notwithstanding any other provision of the Plan, the PVRSU Award, this Agreement or any other agreement (written or oral) to the contrary, (a) for purposes of the Plan and the PVRSU Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company and its Subsidiaries, without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation; and (b) the Grantee shall not be entitled (and by accepting the PVRSU Award, automatically and irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of the PVRSU Award in  connection  with  any  termination  of  employment.  No amounts earned pursuant to the Plan or any Award made under the Plan, including the PVRSU Award, shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its Subsidiaries.

6.                                      Tax Obligations.  As a condition to the granting of the PVRSU Award and the vesting thereof, the Grantee agrees to remit to the Company or any of its applicable Subsidiaries such sum as may be necessary to discharge the Company’s or such Subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the PVRSU Award by having the Company automatically withhold upon any vesting of this PVRSU Award a sufficient number of the shares of Stock issuable upon such vesting so as to satisfy any such obligations.

7.                                      Clawback. The PVRSU Award and any shares of Stock delivered pursuant to the PVRSU Award are subject to forfeiture, recovery by the Company or other action pursuant to any applicable clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

8.                                      No Advice Regarding Grant.  The Company and its Subsidiaries are not providing any tax, legal or financial advice, nor are the Company and its Subsidiaries making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock.  The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

9.                                      Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.                               Authority.   The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

11.                               Rights as a Stockholder.  The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to the PVRSU Award until the issuance of shares of Stock to the Grantee in respect of the PVRSU Award; provided, however, that in the event the Board shall declare a dividend on the Stock, a dividend equivalent equal to the per share amount of such dividend shall be credited on all PVRSUs underlying the PVRSU Award and outstanding on the record date for such dividend, such dividend equivalents to be payable in cash without interest on the vesting date of the PVRSUs on which the dividend equivalents were credited and shall otherwise be subject to the same terms and conditions as the PVRSUs on which the dividend equivalents were credited.

12.                               Code Section 409A.   Although the Company does not guarantee to the Grantee any particular tax treatment relating to the PVRSU Award, it is intended that the PVRSU Award be exempt from Code Section 409A, and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.  Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Code Section 409A or any damages for failing to comply with Code Section 409A.

13.                               Succession and Transfer.  Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan or herein.

14.                               Electronic Delivery and Acceptance.  The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.                               No Assignment; Nontransferability.  This Agreement (and the PVRSU Award) may not be assigned by the Grantee by operation of law or otherwise.  In the event of the Grantee’s termination of employment by reason of death, the PVRSU Award and any Awards previously granted to the Grantee under the Plan shall not be transferable except by will or the laws of descent and distribution.

16.                               Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to (a) the Grantee at the last address specified in Grantee’s employment records and (b) the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

17.                               Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement.

18.                               Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.                               Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.  For purposes of litigating any dispute that arises under the PVRSU Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New Jersey where this grant is made and/or to be performed, and agree that such litigation shall be conducted in the federal courts for the United States for the District of New Jersey, or if jurisdiction does not exist in such federal court, the state courts in Morris County, New Jersey.

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IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WYNDHAM HOTELS & RESORTS, INC.

Geoff A. Ballotti
President and Chief Executive Officer